    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999


                                                      REGISTRATION NO. 333-66081
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 4

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          CENTRAL PARKING CORPORATION
             (Exact name of registrant as specified in its charter)

           TENNESSEE                         7521                          62-1052916
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer Identification
incorporation or organization)   Classification Code Number)                  No.)

                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                             MONROE J. CARELL, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          CENTRAL PARKING CORPORATION
                       2401 21ST AVENUE SOUTH, SUITE 200
                           NASHVILLE, TENNESSEE 37212
                                 (615) 297-4255
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                 MARK MANNER                                        RANDALL H. DOUD
  HARWELL HOWARD HYNE GABBERT & MANNER, P.C.            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
            FIRST AMERICAN CENTER                                   919 THIRD AVENUE
          NASHVILLE, TENNESSEE 37238                            NEW YORK, NEW YORK 10022
                (615) 256-0500                                       (212) 735-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger of Central Merger Sub, Inc. with and into Allright Holdings, Inc., as described in the Agreement and Plan of Merger, dated as of September 21, 1998.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) The TBCA provides that a corporation may indemnify any of its directors against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director was adjudged to be liable to the corporation. In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, the TBCA mandates that the corporation indemnify the director against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper benefit to a director, no indemnification may be made if such director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

(b) Article Eleven of the Amended and Restated Charter of the Registrant sets forth the extent to which officers or directors of the Registrant may be insured or indemnified against any liabilities which they may incur. The general effect of such provision is that any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant will be indemnified by the Registrant against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the fullest extent permitted under the laws of the State of Tennessee. In addition, such provision provides that, in the Registrant's sole discretion, the Registrant may indemnify employees or agents against such expenses, judgments, fines, and amounts paid in settlement.

(c) Central Parking maintains a policy of directors' and officers' insurance that would in certain instances provide the funds necessary for the Registrant to meet its obligations under its Amended and Restated Charter.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit index immediately following the signature page.

(b) Financial Statement Schedules

The schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

ITEM 22. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

        1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        2. The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        4. For purposes of determining any liability under the Securities Act, that each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        6. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        7. The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, Central Parking has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on January 11, 1999.


                                          CENTRAL PARKING CORPORATION

                                          By:   /s/ MONROE J. CARELL, JR.
                                             -----------------------------------
                                                    Monroe J. Carell, Jr.
                                                          Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                     SIGNATURE                               TITLE                 DATE
                     ---------                               -----                 ----

             /s/ MONROE J. CARELL, JR.               Chief Executive         January 11, 1999
---------------------------------------------------    Officer (Principal
               Monroe J. Carell, Jr.                   Executive Officer),
                                                       Chairman of the
                                                       Board

                         *                           President and Chief     January 11, 1999
---------------------------------------------------    Operating Officer,
                   James H. Bond                       Director

              /s/ STEPHEN A. TISDELL                 Chief Financial         January 11, 1999
---------------------------------------------------    Officer (Principal
                Stephen A. Tisdell                     Financial and
                                                       Accounting Officer)

                         *                           Director                January 11, 1999
---------------------------------------------------
                   John W. Eakin

                         *                           Director                January 11, 1999
---------------------------------------------------
                 Edward G. Nelson

                         *                           Director                January 11, 1999
---------------------------------------------------
              William C. O'Neil, Jr.

                                                     Director                          , 1998
---------------------------------------------------
                    P.E. Sadler

                         *                           Director                January 11, 1999
---------------------------------------------------
                   Cecil Conlee

                                                     Director                          , 1998
---------------------------------------------------
                  Lowell Harwood

                         *                           Director                January 11, 1999
---------------------------------------------------
                    Lewis Katz

            *By: /s/ STEPHEN A. TISDELL
   ---------------------------------------------
                Stephen A. Tisdell
                 Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 *2.1      --  Agreement and Plan of Merger dated September 21, 1998 by and among the Registrant, Central Merger Sub, Inc., Allright
               Holdings, Inc., Apollo Real Estate Investment Fund II, L.P.
               and AEW Partners, L.P.
 *2.1.1    --  Amendment dated as of January 5, 1999 to the Agreement and
               Plan of Merger dated September 21, 1998 by and among the
               Registrant, Central Merger Sub, Inc., Allright Holdings,
               Inc., Apollo Real Estate Investment Fund II, L.P. and AEW
               Partners, L.P.
 *4.1      --  Amended and Restated Charter of the Registrant, as amended
               (incorporated by reference to Exhibit 4.1 to the Company's
               Registration Statement No. 333-23869 on Form S-3).
 *4.2      --  Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration
               Statement No. 33-95640 on Form S-1).
 *4.3      --  Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement No.
               33-95640 on Form S-1).
 *4.4      --  Registration Rights Agreement dated as of September 21,
               1998, by and between the Registrant, Apollo Real Estate
               Investment Fund II, L.P., AEW Partners, L.P., and Monroe J.
               Carell, Jr., The Monroe Carell, Jr. Foundation, Monroe
               Carell, Jr. 1995 Grantor Retained Annuity Trust, Monroe
               Carell, Jr. 1994 Grantor Retained Annuity Trust, The Carell
               Children's Trust, The 1996 Carell Grandchildren's Trust, The
               Carell Family Grandchildren 1990 Trust, The Kathryn Carell
               Brown Foundation, The Edith Carell Johnson Foundation, The
               Julia Carell Stadler Foundation, 1997 Carell Elizabeth Brown
               Trust, 1997 Ann Scott Johnson Trust, 1997 Julia Claire
               Stadler Trust, 1997 William Carell Johnson Trust, 1997 David
               Nicholas Brown Trust and 1997 George Monroe Stadler Trust.
 *4.4.1    --  Amendment dated January 5, 1999 to the Registration Rights
               Agreement dated as of September 21, 1998, by and between the
               Registrant, Apollo Real Estate Investment Fund II, L.P., AEW
               Partners, L.P., and Monroe J. Carell, Jr., The Monroe
               Carell, Jr. Foundation, Monroe Carell, Jr. 1995 Grantor
               Retained Annuity Trust, Monroe Carell, Jr. 1994 Grantor
               Retained Annuity Trust, The Carell Children's Trust, The
               1996 Carell Grandchildren's Trust, The Carell Family
               Grandchildren 1990 Trust, The Kathryn Carell Brown
               Foundation, The Edith Carell Johnson Foundation, The Julia
               Carell Stadler Foundation, 1997 Carell Elizabeth Brown
               Trust, 1997 Ann Scott Johnson Trust, 1997 Julia Claire
               Stadler Trust, 1997 William Carell Johnson Trust, 1997 David
               Nicholas Brown Trust and 1997 George Monroe Stadler Trust.
 *4.5      --  Indenture dated March 18, 1998 between the registrant and
               Chase Bank of Texas, National Association, as Trustee
               regarding up to $113,402,050 of 5 1/4% Convertible
               Subordinated Debentures due 2028. (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement
               No. 333-52497 on Form S-3).
 *4.6      --  Amended and Restated Declaration of Trust of Central Parking
               Finance Trust dated as of March 18, 1998. (incorporated by reference to Exhibit 4.6 to the Registrant's Registration
               Statement No. 333-52497 on Form S-3).

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 *4.7      --  Preferred Securities Guarantee Agreement dated as of March
               18, 1998 by and between the Registrant and Chase Bank of
               Texas, National Association as Trustee. (incorporated by
               reference to Exhibit 4.7 to the Registrant's Registration
               Statement No. 333-52497 on Form S-3).
 *4.8      --  Common Securities Guarantee Agreement dated as of March 18,
               1998 by the Registrant (incorporated by reference to Exhibit
               4.9 to the Registrant's Registration Statement No. 333-52497
               on Form S-3).
 *5        --  Opinion of Harwell Howard Hyne Gabbert & Manner, P.C. as to
               the legality of the securities being registered hereby.
  8.1      --  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               certain tax matters.
  8.2      --  Opinion of KPMG LLP as to certain tax matters.
*10.1      --  Transaction Support Agreement by Monroe J. Carell, Jr., the
               Registrant, Kathryn Carell Brown, Julia Carell Stadler and
               Edith Carell Johnson to Allright Holdings, Inc., Apollo Real
               Estate Investment Fund II, L.P. and AEW Partners, L.P. dated
               September 21, 1998.
*10.2      --  Form of Transaction Support Agreement by certain
               shareholders of the Registrant to Allright Holdings, Inc.,
               Apollo Real Estate Investment Fund II, L.P. and AEW
               Partners, L.P. dated September 21, 1998.
*10.3      --  Form of Transaction Support Agreement by certain
               stockholders of Allright Holdings, Inc. to the Registrant
               and Central Merger Sub, Inc. dated September 21, 1998.
*10.4      --  Best efforts commitment letter dated September 9, 1998 from
               NationsBank Montgomery Securities LLC for a credit facility of up to $400 million.
*23.1      --  Consent of KPMG LLP.
*23.2      --  Consent of Arthur Andersen LLP.
*23.3      --  Consent of Ernst & Young LLP.
*23.4      --  Consent of Harwell Howard Hyne Gabbert & Manner, P.C.
               (included in Exhibit 5).
*23.5      --  Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 8.1).
*24        --  Power of Attorney (included on page II-4).
*99.1      --  Consent of William S. Benjamin.
*99.2      --  Consent of Marc L. Davidson.


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* Filed previously.